As filed with the Securities and Exchange Commission on June 29, 2011
Registration No. 333-160911

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smith & Wesson Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	87-0543688

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2100 Roosevelt Avenue
Springfield, Massachusetts 01104
(800) 331-0852
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael F. Golden
President and Chief Executive Officer
2100 Roosevelt Avenue
Springfield, Massachusetts 01104
(800) 331-0852
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Robert S. Kant, Esq.
Jeremy D. Zangara, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000 (phone)
(602) 445-8100 (facsimile)

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 of Smith & Wesson Holding Corporation (333-160911), as amended (the “Registration Statement”), is being filed to remove from registration all securities registered under the Registration Statement.
On September 11, 2009, the Securities and Exchange Commission declared effective the Registration Statement relating to the resale, from time to time, of up to 9,493,808 shares of our common stock by the selling stockholders named in the Registration Statement pursuant to the plan of distribution set forth therein. Our obligation to keep the Registration Statement effective has terminated under the terms of the registration agreement with the selling stockholders. We hereby remove from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springfield, Commonwealth of Massachusetts, on June 28, 2011.

SMITH & WESSON HOLDING CORPORATION
By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

*	Chairman of the Board	June 28, 2011
Barry M. Monheit

/s/ Michael F. Golden Michael F. Golden	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 28, 2011

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Accounting and Financial Officer)	June 28, 2011

*	Director	June 28, 2011
John B. Furman

*	Director	June 28, 2011
Mitchell A. Saltz

*	Vice Chairman of the Board	June 28, 2011
Robert L. Scott

*	Director	June 28, 2011
I. Marie Wadecki

*By:	/s/ Michael F. Golden
Michael F. Golden
Attorney-in-Fact